EXHIBIT 10.6

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this "Agreement"), dated as of November 30, 2009, is made by and between Paul G. Allen ("Mr. Allen"), Charter Investment, Inc., a Delaware corporation ("CII") and Charter Communications, Inc., a Delaware corporation (the "Company").

RECITALS

WHEREAS, on March 27, 2009, the Company, CII and certain direct and indirect subsidiaries of the Company (collectively, the "Debtors") filed petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

WHEREAS, the Debtors filed a joint plan of reorganization (the "Joint Plan") which, pursuant to the Bankruptcy Code, was confirmed by an order, entered November 17, 2009 (the "Confirmation Order"), of the Bankruptcy Court.

WHEREAS, pursuant to the Joint Plan, among other things, and on the effective date thereof (the "Effective Date"), Mr. Allen and/or CII, as applicable, will receive various consideration in settlement of their rights, claims and remedies against the Debtors (other than CII) (the "Allen Entities Settlement"), including without limitation, shares of Class B Common Stock, par value $.001 per share, of the Company ("Class B Stock"), representing 35% of the combined voting power of Class A Common Stock, par value $.001 per share, of the Company ("Class A Stock") and Class B Stock.

WHEREAS, as part of the Allen Entities Settlement, Mr. Allen has agreed to certain restrictions on transfer of shares of Class B Stock received pursuant to the Joint Plan ("Subject Securities") and conversion of Subject Securities into Class A Stock, on a one-for-one basis, as provided by and permitted under the Company's Amended and Restated Certificate of Incorporation.

WHEREAS, the Confirmation Order provides, among other things, for entry into this agreement to provide for such restrictions on transfer and conversion of Subject Securities on the terms set forth herein, and the parties desire to enter into this Agreement on such terms.

NOW, THEREFORE, in consideration of the terms and provisions set forth herein, the benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Mr. Allen and CII hereby agree as follows:

AGREEMENT

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:

"Authorized Class B Holders" means any of (a) Mr. Allen, (b) his estate, spouse, immediate family members and heirs and (c) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or other owners of which consist exclusively of Mr. Allen or such other Persons referred to in clause (b) above or a combination thereof.

"CCO" means Charter Communications Operating, LLC.

"CCO Credit Facility" means the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated on March 6, 2007, among CCO, CCO Holdings, LLC, the several banks and other financial institutions or entities from time to time parties thereto, J.P. Morgan Chase Bank, N.A., as administrative agent, J.P. Morgan Chase Bank, N.A. and Bank of America, N.A., as syndication agents, Citicorp North America, Inc., Deutsche Bank Securities Inc., General Electric Capital Corporation and Credit Suisse Securities (USA) LLC, as revolving facility co-documentation agents, and Citicorp North America, Inc., Credit Suisse Securities (USA) LLC, General Electric Capital Corporation and Deutsche Bank Securities Inc., as term facility co-documentation agents.

"Change of Control" means, directly or indirectly, (a) the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or recapitalization of the Company), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (b) the consummation of any transaction, including any merger or consolidation, the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than an Authorized Class B Holder, becomes the holder, directly or indirectly, of 35% or more of the combined voting power of the capital stock of the Company or (c) the consummation of any transaction (including without limitation, a merger, consolidation or recapitalization), pursuant to which any of the outstanding capital stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the capital stock of the Company outstanding immediately prior to such transaction (other than Class B Stock) is converted into or exchanged for capital stock of the surviving or transferee Person constituting a majority of the outstanding voting power of such surviving or transferee Person immediately after giving effect to such transaction.

"Lock-Up Termination Date" means the earliest to occur of (a) September 15, 2014, (b) the repayment, replacement, refinancing or substantial modification, including any waiver, to the change of control provisions of the CCO Credit Facility, and (c) a Change of Control.

"Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

"Transfer" means, directly or indirectly, any sale, assignment, gift, pledge, hypothecation, mortgage, exchange or other disposition.

2.	Restriction on Transfer or Conversion of Class B Stock.

(a)
(i)              From and after the Effective Date to but not including the Lock-Up Termination Date, each of Mr. Allen and CII shall not Transfer any Subject Securities or convert any Subject Securities into Class A Stock; provided, that, the foregoing restrictions shall not apply to any Transfer by an Authorized Class B Holder to any other Authorized Class B Holder.  Any Transfer or conversion of Subject Securities that does not comply with the foregoing restrictions shall be deemed void ab initio.

(ii)           Mr. Allen hereby warrants and represents to the Company that, as of the date hereof, (x) he is the sole stockholder of CII and (y) he holds all of the voting power with respect to the shares of capital stock of CII.

(b)
For the avoidance of doubt, the Company acknowledges and agrees that nothing herein shall restrict or limit in any manner whatsoever the right of Mr. Allen, CII  or Mr. Allen's other affiliates to Transfer (at any time) any securities of the Company or its subsidiaries (other than Subject Securities) held from time to time by Mr. Allen, CII or any such other affiliates, including without limitation, shares of Class A Stock, warrants to purchase shares of Class A Stock and any other securities received by Mr. Allen, CII and/or such other affiliates pursuant to the Allen Entities Settlement.

3.
Transfer Agent; Stop Transfer Instructions.  During the term of this Agreement, each of Mr. Allen and CII agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the Transfer or conversion, as applicable, of Subject Securities if and to the extent (and only to the extent) such Transfer or conversion is prohibited by Section 2(a).

4.
Termination.  This Agreement shall terminate without further action on the Lock-Up Termination Date or earlier upon the mutual written agreement of the parties hereto.  Immediately upon the termination of this Agreement, this Agreement and all obligations hereunder of the parties hereto shall be terminated in all respects.

5.
No Third Party Beneficiaries.  Other than the parties to this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such state without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

7.
Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor and effects the original intent of the parties as closely as possible, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.	Amendments. This Agreement may not be amended except by the express written agreement signed by all of the parties to this Agreement.

9.
Entire Agreement.  This Agreement (together with the Amended and Restated Certificate of Incorporation of the Company) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties to this Agreement with respect to the subject matter of this Agreement.

10.
Counterparts; Effectiveness.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.

11.
Assignment; Succession.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, that, Mr. Allen or CII may, without the consent of the other parties hereto, assign their respective rights and obligations hereunder to a transferee of Subject Securities permitted by this Agreement; provided further, that as a condition to such assignment, any such transferee shall have delivered to the Company a written instrument, in form and substance reasonably satisfactory to the Company, to the effect that such transferee agrees to be bound by the terms of this Agreement, including, without limitation, the restrictions on Transfer in Section 2(a)(i).  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable upon and by the parties and their respective successors and assigns including, but not limited to, any of their respective estates, spouses, immediate family members and heirs.

12.
Notices.  The Company shall provide each of Mr. Allen and CII with prompt written notice of the occurrence of any event described in clause (b) or (c) of the definition of "Lock Up Termination Date."  Any notice to be given to any party hereto shall be in writing (which may include facsimile) and shall be deemed to have been given and received when delivered to the address of the receiving party as specified on the signature pages hereof.  Any party may, at any time by giving five (5) days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice shall be given.

13.
Specific Performance.  The parties agree that a breach of any covenant or agreement contained in this Agreement may cause the non-breaching party to sustain irreparable damages and that money damages may not be an adequate remedy at law.  The parties agree that, in the event of any breach or threatened breach of any covenant or agreement contained in this Agreement, the non-breaching party (in addition to any other remedy that may be available to it, including monetary damages) shall be entitled to seek (a) the remedy of specific performance of such covenant or agreement, and (b) an injunction restraining such breach or threatened breach.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

CHARTER COMMUNICATIONS, INC.

By:________________________________
Name:
Title:

Address for notices:
Charter Communications, Inc.
12405 Powerscourt Drive
St. Louis, MO 63131
Attention: General Counsel
Facsimile: 314-543-2308

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Christian O. Nagler
Facsimile: (212) 446-6460

CHARTER INVESTMENT, INC.

By:________________________________
Name:                 William L. McGrath
Title:                 Vice President

Address for notices:
c/o Vulcan Inc.
505 Fifth Avenue South, Suite 900
Seattle, Washington 98104
Attention:  General Counsel
Facsimile:  (206) 342-3347

___________________________________
PAUL G. ALLEN

Address for notices:
c/o Vulcan Inc.
505 Fifth Avenue South, Suite 900
Seattle, Washington 98104
Attention:  General Counsel
Facsimile:  (206) 342-3347